Centrue Financial Corporation Announces Third Quarter Earnings

ST. LOUIS, MO -- 10/29/2008 -- Centrue Financial Corporation (NASDAQ: TRUE) reported net income for the third quarter 2008 of $2.8 million or $0.46 per diluted share. Comparatively, net income was $2.7 million or $0.44 per diluted share for the second quarter 2008 and $3.8 million or $0.60 per diluted share earned in the third quarter 2007. This represents an increase of 4.5% in diluted earnings per share over second quarter 2008 results and a decrease of 23.3% in diluted earnings per share in comparison to third quarter 2007 results. The decrease, when compared to third quarter 2007, was primarily related to $591,000 ($362,000, net of tax) in nonrecurring income and no recorded provision to the allowance for loan losses in the third quarter 2007. For the nine months ended September 30, 2008, net income equaled $7.9 million or $1.29 per diluted share as compared to $8.2 million or $1.26 per diluted share in the same period during 2007. This represents an increase of 2.4% in diluted earnings per share.

"Despite the unprecedented challenges in the financial markets, Centrue maintained our credit quality, improved our allowance for loan loss coverage, enhanced our liquidity, posted earnings growth as third quarter 2008 earnings per share improved 4.5% over second quarter 2008 and improved our capital position which is well in excess of minimum standards for a 'well-capitalized' institution," remarked Thomas A. Daiber, President and Chief Executive Officer. "Management believes that recently enacted legislation and other initiatives by the United States Treasury are steps in the right direction to restore confidence in the financial system and we are carefully examining opportunities for Centrue to participate in the new programs. Educating our customers on the strength and stability of our organization during these challenging times will remain a primary objective. It has long been the mission of Centrue 'to help people achieve financial peace of mind' and that objective has never been more relevant or more critical than it is today. We will continue to focus on maintaining the strong foundation that has allowed Centrue to meet the banking needs of our communities for over 134 years."

Third Quarter Highlights:

--  Risk-based capital and tier 1 leverage ratios were 11.80% and 8.30%, respectively, an increase from 11.17% and 7.93% that was reported at June
    30, 2008 and 10.23% and 7.69% that was reported at December 31, 2007.

--  Nonperforming assets remained relatively stable from June 30 levels, marginally increasing from $24.1 million or 1.76% of assets recorded at
    June 30, 2008 to $24.9 million or 1.87% of assets at September 30, 2007.

--  The net interest margin was 3.37%, a 3 basis point increase when compared to 3.34% recorded in the second quarter 2008, a 12 basis point increase when compared to 3.25% reported in the first quarter 2008, and a 3 basis point decrease when compared to 3.40% reported in the third quarter
    2007.

--  The efficiency ratio improved to 58.85%, a decrease from 64.76%
    reported in the second quarter 2008 and 59.42% recorded in the third quarter 2007.

--  As part of an ongoing effort to redeploy capital to more profitable business units, the Company completed the sale of asset management and brokerage business units. We anticipate completing the sale of the Trust product line during the fourth quarter.

Balance Sheet

The primary strategic objective related to the Company's $206.7 million investment securities portfolio is to assist with liquidity and interest rate risk management as well as to minimize any credit risk. Centrue does not hold any securities containing sub-prime mortgages or Fannie Mae or Freddie Mac equities.

As of September 30, 2008 the Company held trust preferred securities with a total book value of $28.0 million. Our investments in trust-preferred securities receive principal and interest payments from several pools of subordinated capital debentures with each pool containing issuance by a minimum of 23 banks, or in a few instances capital notes from insurance companies. Each of these securities carries an investment grade rating, and all have met their scheduled interest payments. We presently anticipate the full receipt of both principal and interest in accordance with our original purchase assumptions. The unrealized loss on these securities of $15.3 million reflects the market's temporary negative bias toward these credit instruments given the current interest rate and liquidity environment. We do not believe this loss is an other-than-temporary impairment and we have both the intent and ability to hold them until maturity or recovery. Should the economic climate continue to deteriorate from current levels, the underlying credits may experience difficulty and likely be further stressed.

Gross loans at September 30, 2008 totaled $973.9 million as compared to $1.004 billion recorded at June 30, 2008 and $957.3 million recorded at December 31, 2007. The growth experienced for the first nine months of 2008 was largely generated in the St. Louis market and concentrated in commercial real estate and commercial and industrial lending activities. Excluding $30.1 million in loans related to branch sales recorded in the first and second quarters of 2008, loans grew $46.7 million or 5.0% since year-end 2007. The Company has no direct exposure to sub-prime mortgages.

Deposits at September 30, 2008 totaled $1.009 billion as compared to $1.011 billion recorded at June 30, 2008 and $1.033 billion recorded at December 31, 2007. Excluding $54.7 million in deposits related to branch sales recorded in the first and second quarters of 2008, total deposits increased $30.7 million or 3.1% since year-end 2007. Non-interest bearing deposits were 10.6% of total deposits at September 30, 2008 as compared to 11.1% recorded at December 31, 2007. The deposit composition remains primarily core with brokered deposits only totaling 11.1% of total deposits. The Company plans to voluntarily participate in the FDIC's fee-based expanded insurance program.

Credit Quality and Allowance for Loan Loss

Credit quality performance in the third quarter was generally consistent with our expectations, reflecting the negative impact from the continuing economic weakness. These economic factors contributed to $1.3 million or 0.13% of average loans in net charge-offs for the quarter as well as a commensurate increase in the provision for loan losses.

As previously disclosed in its quarterly report on Form 10-Q for the first quarter 2008 filed on May 9, 2008, the Company as part of an ongoing review of its commercial real estate loan portfolio identified two large loan relationships with a material deterioration in their financial condition. Action plans were implemented which ultimately resulted in $20.0 million related to these loans being classified as nonperforming assets in the second quarter 2008.

The outstanding loan balance for one relationship, totaling $16.3 million, was moved into other real estate through a consent foreclosure at a carrying value of $15.1 million with a $1.2 million write-down being taken. Since then, part of the property was sold for $6.8 million in net proceeds, reducing the other real estate owned carrying value to $8.3 million. Marketing efforts continue for the remaining parcel.

The second relationship has one parcel that was transferred to other real estate owned with a carrying value of $3.7 million. A contract has been accepted to sell this parcel and a closing is anticipated to be completed in the fourth quarter resulting in no loss. The remaining portion of the relationship is a $7.3 million loan which is currently being restructured.

Due largely to the deterioration of the overall economic conditions and workout activities on previously identified relationships, the Company recorded a $1.2 million provision for loan losses versus no provision recorded in the third quarter 2007. The allowance was 1.18% of total loans outstanding at September 30, 2008 compared to 1.15% reported at June 30, 2008 and 1.12% as of December 31, 2007. Net charge-offs for the third quarter 2008 were $1.3 million or 0.13% of average loans as compared to $545,000 or 0.05% reported in the second quarter 2008 and $24,000 in net recoveries reported in the third quarter 2007. The third quarter 2008 reserve coverage ratio (allowance to nonperforming loans) was reported at 91.78% as compared to 58.27% for the second quarter of 2008 and 262.96% reported at year-end 2007.

Nonperforming loans decreased to $12.5 million as compared to $19.8 million reported in the second quarter 2008 and $4.1 million in the fourth quarter 2007. The decrease from second quarter 2008 was primarily related to the two previously discussed commercial real estate loans that were transferred to other real estate. The level of nonperforming loans to end of period loans was 1.28% as of September 30, 2008 compared to 1.97% as of June 30, 2008 and 0.43% as of December 31, 2007.

We will continue diligently monitoring our loan portfolio, paying particular attention to borrowers with residential real estate exposure. While virtually all of these relationships are performing, the economic outlook for this industry projects to remain extremely challenging well in to 2009. Should the economic climate deteriorate from current levels, borrowers may experience difficulty, and the level of nonperforming loans, charge-offs and delinquencies could rise and require further increases in the provision for loan losses.

Net Interest Margin

The net interest margin was 3.37%, a 3 basis point increase when compared to 3.34% recorded in the second quarter 2008, a 12 basis point increase when compared to 3.25% reported in the first quarter 2008, and a 3 basis point decrease when compared to 3.40% reported in the third quarter 2007. The decrease, when compared to the third quarter 2007, reflected the Company's asset-sensitivity and the market interest rate environment.

Between late September 2007 and May 2008, the Federal Open Market Committee (FOMC) reduced rates seven times for a total reduction of 325 basis points. With most of the Company's floating rate loans repricing within 30 days of a rate change, loan yields began to reflect the downward pricing adjustments in the 2007 fourth quarter and continued in the first half of 2008.

Most of the corresponding decreases in funding costs did not begin until the 2008 first quarter and funding costs decreases continued to lag loan repricing for most of the second quarter. In the third quarter, as market interest rates remained stable, the disparity between the repricing of loans and the repricing of funding costs narrowed substantially. Management anticipates that the FOMC's 50-basis-point rate reduction on October 8, and potential further rate cuts, will likely compress the margin at least in the near term.

Tax-equivalent net interest income decreased to $10.2 million for the third quarter 2008 as compared to $10.3 million earned in the same period of 2007. The slight decline in net interest income was largely due to the reduction in the net interest margin partially offset by a modest increase in average-earning assets.

Noninterest Income and Expense

Total noninterest income for the third quarter 2008 was $3.6 million as compared to $4.4 million reported in the same period in 2007. Excluding $89,000 in gains on sale of assets and other real estate owned properties from the third quarter 2008 and $774,000 in other real estate owned gains and gross fees generated from nonrecurring fees in the wealth management line of business during the third quarter 2007, noninterest income decreased $88,000 or 2.5%. The decrease was primarily the result of a volume related reduction in revenue generated from the mortgage banking business line and the sale of the trust and brokerage business lines. These decreases were partially offset by an improvement in overdraft fees received on customer accounts with insufficient funds.

Total noninterest expense levels were $8.1 million, down from $8.6 million recorded during the same period in 2007. Excluding nonrecurring reductions of $376,000 in 2008, noninterest expense levels decreased $133,000 or 1.5%. The decrease was reported across many categories and was predominantly due to the impact of selling four branches during 2008 which led to reductions in the number of full-time equivalent employees, occupancy, and telephone and data line expense.

Capital Management

Regulatory risk-based capital and tier-1 leverage ratios were 11.80% and 8.30%, respectively, an increase from 11.17% and 7.93% reported at June 30, 2008 and 10.23% and 7.69% that was reported at December 31, 2007. Both ratios continue to exceed the regulatory "well-capitalized" thresholds of 10.0% and 5.0%. Centrue maintains nearly $112.6 million in capital and holds $19.8 million in excess capital over the regulatory "well capitalized" requirement.

The Company has solid liquidity and capital but is currently evaluating whether to participate in the U.S. Treasury Department's capital purchase program. Management believes that the opportunity to access capital at more attractive rates than what is available in the current market is appealing and would further strengthen capital and liquidity.

Other capital management activity for the quarter included the following:

--  The Board of Directors approved the payment of a $0.14 common stock dividend, marking the 93rd consecutive quarter of dividends paid to stockholders.
--  The Company did not repurchase any common shares during the quarter.
    The current stock repurchase program expires on January 24, 2009 and is anticipated to be informally suspended throughout the balance of 2008.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company will be available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

-- Unaudited Quarterly Highlights
-- Unaudited Consolidated Balance Sheets
-- Unaudited Consolidated Statements of Income

                                 Three Months Ended     Nine Months Ended
                                    September 30,         September 30,
                                --------------------  --------------------
                                  2008       2007       2008       2007
                                ---------  ---------  ---------  ---------
Operating Highlights
  Net income                    $   2,799  $   3,838  $   7,949  $   8,243
  Return on average total assets     0.83%      1.13%      0.78%      0.83%
  Return on average
   stockholders' equity              9.64      12.78       9.04       9.29
  Net interest margin                3.37       3.40       3.32       3.35
  Efficiency ratio                  58.85      59.42      65.49      68.36
Per Share Data
  Diluted earnings per common
   share                        $    0.46  $    0.60  $    1.29  $    1.26
  Book value per common share   $   18.59  $   19.12  $   18.59  $   19.12
  Diluted weighted average
   common shares outstanding    6,030,147  6,357,605  6,051,418  6,433,243
  Period end common shares
   outstanding                  6,028,491  6,261,128  6,028,491  6,261,128
Stock Performance Data
 Market price:
   Quarter end                  $   12.85  $   20.00  $   12.85  $   20.00
    High                        $   16.00  $   20.31  $   22.94  $   20.55
    Low                         $    9.12  $   18.95  $    9.12  $   18.50
 Period end price to book value     69.12%    104.60%     69.12%    104.60%

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets
(In Thousands, Except Share Data)

                                              September 30,  December 31,
                                                  2008           2007
                                              -------------  -------------
ASSETS
  Cash and cash equivalents                   $      40,642  $      51,628
  Securities available-for-sale                     196,307        238,661
  Restricted securities                              10,411         10,670
  Loans                                             973,933        957,285
  Allowance for loan losses                         (11,461)       (10,755)
                                              -------------  -------------
    Net loans                                       962,472        946,530
  Cash value of life insurance                       27,662         26,895
  Mortgage servicing rights                           2,932          3,161
  Premises and equipment, net                        32,887         35,615
  Goodwill                                           24,494         25,498
  Intangible assets, net                              9,524         11,007
  Other real estate                                  12,445          2,937
  Other assets                                       16,744         12,397
                                              -------------  -------------

    Total assets                              $   1,336,520  $   1,364,999
                                              =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
    Deposits
      Non-interest-bearing                    $     106,863  $     114,360
      Interest-bearing                              901,862        918,662
                                              -------------  -------------
        Total deposits                            1,008,725      1,033,022
    Federal funds purchased and securities
     sold under agreements to repurchase             32,697         44,937
    Federal Home Loan Bank advances                 131,293        121,615
    Notes payable                                    20,655         13,802
    Series B mandatory redeemable preferred
     stock                                              831            831
    Subordinated debentures                          20,620         20,620
    Other liabilities                                 9,113         11,296
                                              -------------  -------------
      Total liabilities                           1,223,934      1,246,123

  Stockholders' equity
    Series A convertible preferred stock                500            500
    Common stock                                      7,454          7,438
    Surplus                                          71,435         70,901
    Retained earnings                                64,931         60,344
    Accumulated other comprehensive income
     (loss)                                          (9,314)           939
                                              -------------  -------------
                                                    135,006        140,122
    Treasury stock, at cost                         (22,420)       (21,246)
                                              -------------  -------------
      Total stockholders' equity                    112,586        118,876

        Total liabilities and stockholders'
         equity                               $   1,336,520  $   1,364,999
                                              =============  =============

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Share Data)

                                    Three Months Ended  Nine Months Ended
                                      September 30,       September 30,
                                    ------------------  -------------------
                                      2008      2007      2008      2007
                                    --------  --------  --------- --------
Interest income
  Loans                             $ 15,316  $ 18,000  $  48,584 $ 50,963
  Securities
    Taxable                            2,150     3,071      6,731    9,543
    Exempt from federal income
     taxes                               351       378      1,064    1,141
  Federal funds sold and other            14       112         94      380
                                    --------  --------  --------- --------
    Total interest income             17,831    21,561     56,473   62,027

Interest expense
  Deposits                             6,225     9,734     21,591   27,994
  Federal funds purchased and
   securities sold under agreements
   to repurchase                         189       536        675    1,409
  Federal Home Loan Bank advances        838       636      2,786    1,909
  Series B mandatory redeemable
   preferred                              12        12         37       37
  Subordinated debentures                322       395        956    1,293
  Notes payable                          263       164        739      487
                                    --------  --------  --------- --------
    Total interest expense             7,849    11,477     26,784   33,129

Net interest income                    9,982    10,084     29,689   28,898
Provision for loan losses              1,225         -      2,857      226
                                    --------  --------  --------- --------
Net interest income after
 provision for loan losses             8,757    10,084     26,832   28,672

Noninterest income
  Service charges                      1,980     1,725      5,491    5,063
  Trust income                           176       243        661      704
  Mortgage banking income                349       399      1,184    1,282
  Brokerage commissions and fees          73       416        241      646
  Bank owned life insurance              260       252        767      740
  Securities gains                         -         -        848      (33)
  Gain on sale of OREO                   122       459        360    1,047
  Gain (loss) on sale of other
   assets                                (33)       (4)     1,078       (4)
  Other income                           667       877      2,194    2,370
                                    --------  --------  --------- --------
                                       3,594     4,367     12,824   11,815
Noninterest expenses
  Salaries and employee benefits       3,554     3,891     12,876   14,183
  Occupancy                              761     1,028      2,718    2,988
  Furniture and equipment                649       616      2,055    1,938
  Marketing                              355       325        906      738
  Supplies and printing                  101       137        331      474
  Telephone                              172       198        614      586
  Data processing                        378       308        912    1,167
  Amortization of intangible assets      488       562      2,172    1,774
  Other expenses                       1,664     1,566      5,075    4,577
                                    --------  --------  --------- --------
                                       8,122     8,631     27,659   28,425

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Share Data)

                                    Three Months Ended  Nine Months Ended
                                       September 30,      September 30,
                                    ------------------  -------------------
                                      2008      2007      2008      2007
                                    --------  --------  --------- --------
Income before income taxes             4,229     5,820     11,997   12,062
Income taxes                           1,430     1,982      4,048    3,819
                                    --------  --------  --------- --------
    Net income                      $  2,799  $  3,838  $   7,949 $  8,243
                                    ========  ========  ========= ========

Preferred stock dividends                 52        52        156      156
                                    --------  --------  --------- --------
Net income for common stockholders  $  2,747  $  3,786  $   7,793 $  8,087
                                    ========  ========  ========= ========

Basic earnings per common share     $   0.46  $   0.60  $    1.29 $   1.26
                                    ========  ========  ========= ========
Diluted earnings per common share   $   0.46  $   0.60  $    1.29 $   1.26
                                    ========  ========  ========= ========

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Share Data)

                                         Quarters Ended
                     -----------------------------------------------------
                     09/30/08   06/30/08   03/31/08   12/31/07   09/30/07
                     ---------  ---------  ---------  ---------  ---------
Statement of Income
 Data
  Interest income    $  17,831  $  18,460  $  20,182  $  21,549  $  21,561
  Interest expense      (7,849)    (8,456)   (10,479)   (11,606)   (11,477)
                     ---------  ---------  ---------  ---------  ---------
  Net interest income    9,982     10,004      9,703      9,943     10,084
  Provision for loan
   losses                1,225        866        766        449          -
                     ---------  ---------  ---------  ---------  ---------
  Net interest income
   after provision
   for loan losses       8,757      9,138      8,937      9,494     10,084
  Noninterest income     3,594      4,292      4,938      3,850      4,367
  Noninterest expense    8,122      9,221     10,316      8,908      8,631
                     ---------  ---------  ---------  ---------  ---------
  Income before
   income taxes          4,229      4,209      3,559      4,436      5,820
  Provision (benefit)
   for income taxes      1,430      1,504      1,114      1,356      1,982
                     ---------  ---------  ---------  ---------  ---------
  Net income         $   2,799  $   2,705  $   2,445  $   3,080  $   3,838
                     =========  =========  =========  =========  =========
  Net income on
   common stock      $   2,747  $   2,653  $   2,393  $   3,029  $   3,786
                     =========  =========  =========  =========  =========

Per Share Data
  Basic earnings per
   common share      $    0.46  $    0.44  $    0.40  $    0.49  $    0.60
  Diluted earnings
   per common share       0.46       0.44       0.39       0.49       0.60
  Cash dividends on
   common stock           0.14       0.14       0.13       0.13       0.13
  Dividend payout
   ratio for common
   stock                 30.72%     31.81%     32.97%     26.74%     21.71%
  Book value per
   common share      $   18.59  $   19.26  $   19.48  $   19.50  $   19.12
  Basic weighted
   average common
   shares
   outstanding       6,028,491  6,027,168  6,051,554  6,174,732  6,321,760
  Diluted weighted
   average common
   shares
   outstanding       6,030,147  6,048,920  6,088,608  6,227,046  6,357,605
  Period-end common
   shares
   outstanding       6,028,491  6,028,491  6,026,146  6,071,546  6,261,128

Balance Sheet Data
  Securities         $ 206,718  $ 214,534  $ 217,937  $ 249,331  $ 265,873
  Loans                973,933  1,003,689  1,016,097    957,285    933,903
  Allowance for loan
   losses               11,461     11,542     11,221     10,755     10,852
  Assets             1,336,520  1,373,548  1,387,852  1,364,999  1,363,246
  Deposits           1,008,725  1,010,723  1,049,049  1,033,022  1,063,805
  Stockholders'
   equity              112,586    116,607    117,870    118,876    120,234

Earnings Performance
 Data
  Return on average
   total assets           0.83%      0.80%      0.71%      0.90%      1.13%
  Return on average
   stockholders'
   equity                 9.64       9.26       8.24      10.22      12.78
  Net interest margin
   ratio                  3.37       3.34       3.25       3.35       3.40
  Efficiency ratio(1)    58.85      64.76      73.06      61.72      59.42

Asset Quality Ratios
  Nonperforming
   assets to total
   end of period
   assets                 1.87%      1.76%      0.38%      0.51%      0.75%
  Nonperforming loans
   to total end of
   period loans           1.28       1.97       0.40       0.43       0.60
  Net loan
   charge-offs to
   total average
   loans                  0.13       0.05       0.03       0.06          -
  Allowance for loan
   losses to total
   end of period
   loans                  1.18       1.15       1.10       1.12       1.16
  Allowance for loan
   losses to
   nonperforming
   loans                 91.78      58.27     276.52     262.96     194.72

Capital Ratios
  Average equity to
   average assets         8.63%      8.61%      8.68%     8.75%     8.83%
  Total capital to
   risk adjusted
   assets                11.80      11.17      10.79      10.23      11.06
  Tier 1 leverage
   ratio                  8.30       7.93       7.65       7.69       7.80

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

Contact:
Thomas A. Daiber
President and
Chief Executive Officer
Centrue Financial Corporation
tom.daiber@centrue.com

Kurt R. Stevenson
Senior Executive Vice President
and Chief Financial Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com